UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 25, 2017

LendingTree, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-34063	26-2414818
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11115 Rushmore Drive, Charlotte, NC	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (704) 541-5351

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by LendingTree, Inc. (the “Company”) with the Securities and Exchange Commission on June 20, 2017 (the “Original Report”), relating to the voting results of the Company’s 2017 Annual Meeting of Stockholders held on June 14, 2017 (the “2017 Annual Meeting”).  This Current Report on Form 8-K/A amends the Original Report for the sole purpose of disclosing the Company’s decision on the frequency of future “say-on-pay” votes.   Say-on-pay votes are periodic, nonbinding stockholder votes to approve the compensation paid to the Company’s named executive officers as disclosed in the Company’s proxy statements.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

In the proxy statement that the Company provided to stockholders in connection with the 2017 Annual Meeting, the Company’s Board of Directors (the “Board”) recommended that the stockholders vote, on an advisory basis, in favor of a frequency of every three years for future “say-on-pay” votes.  At the 2017 Annual Meeting, a majority of the shares voting on the matter voted in favor of a frequency of every three years for say-on-pay votes.  Accordingly, in light of this result and other factors considered by the Board, the Board has determined that the Company will include an advisory vote of stockholders on executive compensation in the Company’s proxy materials every three years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2017

LENDINGTREE, INC.

	By:	/s/ Katharine F. Pierce
Katharine F. Pierce
Senior Vice President, General Counsel & Corporate Secretary